SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[  ] Definitive Proxy Statement

[X] Definitive Additional Materials

[  ] Soliciting Material Pursuant to §240.14a-12

AmericaFirst Quantitative Funds

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1. Title of each class of securities to which transaction applies:

    ___________________________________________________________________________

2. Aggregate number of securities to which transaction applies:

    ___________________________________________________________________________

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ___________________________________________________________________________

4. Proposed maximum aggregate value of transaction:

    ___________________________________________________________________________

5. Total fee paid:

    ___________________________________________________________________________

[  ] Fee paid previously with preliminary materials:

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount Previously Paid:

    ___________________________________________________________________________

2. Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________

3. Filing Party:

    ___________________________________________________________________________

4. Date Filed:

    ___________________________________________________________________________

Solicitation Script

Hi, this is Christi on behalf of the Board of Trustees of AmericaFirst Mutual Funds. You should have received a proxy for AmericaFirst funds by now.  Included is information on how you can easily vote your shares by mail, over the phone or online.  We ask that you vote as soon as possible.  When you vote promptly, it saves the mutual funds time and money by helping us to avoid sending you the materials again or calling to request your vote. Your vote is important no matter how many shares you own.  Please vote promptly by pressing 1 at any time to be connected with a proxy specialist.  If this message was recorded on your voice mail, please call 855-928-4493 to vote your shares.  It is critical that you vote. As a simple guide, the mutual fund’s Board of Trustees, including all independent members, have unanimously voted yes to the proposals in the proxy. Thank you for your time and thank you for your vote.